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                                 EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

CBT Group PLC:

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CBT Group PLC for the registration of 64,500 Ordinary Shares and to the incorporation by reference therein of our report dated January 20, 1997, with respect to the consolidated financial statements of CBT Group PLC included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young, Chartered
                                           Accountants

Dublin, Ireland
December 22, 1997